UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2023

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Please see the disclosure relating to the estimated cash and investments in marketable securities of Nektar Therapeutics, a Delaware corporation (the “Company”), set forth under Item 7.01 “Regulation FD Disclosure” of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

On January 4, 2023, the Company announced that President and Chief Executive Officer, Howard Robin, will make a presentation at the upcoming 41st Annual J.P. Morgan Healthcare Conference on Wednesday, January 11, 2023, at 8:15 a.m. Pacific Time. The presentation and Q&A session will be accessible via a Webcast through a link posted on the Investor Events Calendar section of the Company’s website: https://ir.nektar.com/events-and-presentations/events. This Webcast will be available for replay until February 11, 2023.

In addition, Mr. Robin intends to announce that, based upon the Company’s preliminary estimates, as of December 31, 2022, the Company had cash and investments in marketable securities of approximately $500 million, which should continue to provide sufficient working capital to fund the Company’s key programs to value-enhancing data and other milestones or through the first half of 2025. This financial information has been prepared by and is the responsibility of the Company’s management and has not been audited by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion on or provide any other form of assurance with respect to this preliminary data. This financial information is subject to the completion of the Company’s year-end financial closing procedures, the preparation of the Company’s consolidated financial statements, and the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2022, and the Company’s actual results may differ from these estimates.

This Current Report on Form 8-K contains certain forward-looking statements, which are prospective in nature, including statements regarding the sufficiency of the Company’s working capital to fund the Company’s key programs through the first half of 2025. In addition, the Company expects the presentation and Q&A session will include certain forward-looking statements regarding the Company’s sufficiency of its working capital, the Company’s business and proprietary drug candidates, the therapeutic potential of the Company’s drug candidates, the timing of the start and conclusion of planned or ongoing clinical trials, the future availability of clinical trial data, and the prospects and plans for the Company’s collaborations with other companies. Actual results could differ materially from all of these forward-looking statements, which are subject to important risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2022. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The information included in this Current Report on Form 8-K is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: January 9, 2023	By:	/s/ Mark A. Wilson
Mark A. Wilson
Chief Legal Officer and Secretary

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